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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 1998 (except with respect to the matters discussed in Note 20, as to which the date is February 24, 1998) included in Heller Financial, Inc.'s Form S-2 registration statement (No. 333-46915) and to all references to our Firm included in this registration statement.



                                        /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
April 30, 1998